EXHIBIT 23.1.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-192685, 333-191494, and 333-191462 on Form S-3, Registration Statement No. 333-172899 (including Post-effective Amendment No. 1 thereto on Form S-8) on Form S-4, and Registration Statement Nos. 333-203940, 333-168502, 333-168500, 333-134080, 333-141023 (including Post-effective Amendment No. 1 thereto), and 333-132933 (including Post-effective Amendment Nos. 1 and 2 thereto) on Form S-8 of our report dated February 25, 2016, relating to the consolidated financial statements of Duke Energy Corporation and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of ASU 2015-17, Income Taxes (Topic 740); Balance Sheet Classification of Deferred Taxes), and the effectiveness of Duke Energy Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Duke Energy Corporation for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina
February 25, 2016